                                                                   EXHIBIT 10.13

                              GUARANTEE AGREEMENT

        This Guarantee Agreement dated as of August 22, 1994 by and between the Connecticut Development Authority, a body politic and corporate, constituting a public instrumentality and political subdivision of the State of Connecticut, with its principal office at 845 Brook Street, Building 2, Rocky Hill, Connecticut 06067 (the "Authority") and The Bank of New York, a banking corporation organized under the laws of New York with an office at 123 Main Street, White Plains, New York 10602 ("Lender").

                                    RECITALS

        WHEREAS, the Authority wishes to stimulate additional lending by banks and other institutional lenders to manufacturing and other businesses located in the State of Connecticut (the "State") to preserve and promote development and create and maintain employment in the State; and

        WHEREAS, Section 32-261 et seq. of the Connecticut General Statutes, as
                                -- ---
amended by Connecticut Public Act 93-360 (as so amended, the "Act"), authorized the Authority to issue to eligible institutions guarantees of loans and other investments made by such institutions in order (i) to encourage the growth and retention of manufacturing firms and other businesses in the State that are unable to obtain financing on reasonable terms and conditions due to the contraction in liquidity in the banking system, (ii) to stimulate the growth and

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retention of jobs, the development of all geographic regions in the State and the increase in State and municipal tax revenue, and (iii) to address concerns with the availability of financing which has been discontinued subsequent to a merger, takeover or liquidation of a financial institution; and

        WHEREAS, the Authority has established a loan guarantee program (the "Guarantee Program"), whereby the Authority provides partial guarantees of loans made by certain banks and other institutional lenders to businesses in the State; and

        WHEREAS, the Authority has issued its Guidelines, which set forth the procedures by which guarantees can be obtained from the Authority under the Guarantee Program and the criteria by which the Authority shall decide whether a particular loan is eligible for such a guarantee; and

        WHEREAS, TSI International Software Ltd. (the "Borrower") desires that the Lender extend it a loan in an amount of up to $4,000,000 (the "Lender Loan"); and

        WHEREAS, Lender is willing to make the Lender Loan pursuant to a Credit Agreement between the Borrower and the Lender of even date herewith (as amended, modified or supplemented from time to time as permitted by the terms hereof the "Lender Loan Agreement") , upon satisfaction of certain conditions; and

        WHEREAS, the Borrower has entered into a Security Agreement with the Lender of even date herewith (the "Lender Security Agreement") pursuant to which the Borrower has granted a security

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interest in all of its property to the Lender to secure the repayment of its obligations under the Lender Loan Agreement; and

        WHEREAS, it is a condition to the Lender's providing the Lender Loan that the Authority guarantee a portion of the Lender Loan.

        NOW, THEREFORE, the parties hereto agree as follows:

                Section 1.      Definitions.  Unless the context shall clearly
                                -----------
indicate some other meaning or may otherwise require, the terms defined in this
Section 1 shall, for all purposes hereof, have the meanings herein specified.

        "Act" shall have the meaning provided in the recitals hereto.

        "Authority" shall have the meaning provided in the first paragraph hereof.

        "Authority Cure Period" shall have the meaning provided in Section 9 hereof.

        "Benefit Period" shall have the meaning provided in Section 18 hereof.

        "Borrower" shall have the meaning provided in the recitals hereto.

        "Business Day" shall mean each day, which is not a Saturday or Sunday, on which banking institutions in the City of Hartford, Connecticut and New York, New York are not authorized or obligated by law to close.

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        "Commitment" shall mean the Authority's commitment letter dated July 18,
1994, setting forth the conditions to the issuance of its Guarantee of the Lender Loan, and the terms of such Guarantee.

        "Cure Termination Event" shall have the meaning provided in Section 9 hereof.

        "Estimated Loss" shall have the meaning provided in Section ID hereof.

        "Event of Default" shall have the meaning provided in Section 9 hereof.

        "Fee Percentage" shall have the meaning provided in Section 14 hereof.

        "Guarantee" shall mean this agreement of the Authority to guarantee a portion of the Lender Loan under the Guarantee Program.

        "Guarantee Amount" shall mean, with respect to the Lender Loan at any time, an amount equal to that portion of the Lender Loan as to which the Guarantee then is in effect, as determined in accordance with the provisions of
Section 8 hereof.

        "Guarantee Program" shall have the meaning provided in the recitals hereto.

        "Guarantee Request" shall mean, with respect to the Lender Loan, the documentation delivered by the Lender to the Authority pursuant to the Guidelines, describing the terms of the Lender Loan and requesting the issuance by the Authority of this Guarantee.

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        "Guidelines" shall mean the Eligibility Guidelines, Participation
Guidelines, Loan Presentation Guidelines and Underwriting Guidelines by Loan Size, all of which have been delivered by the Authority to the Lender.

        "Lender" shall have the meaning provided in the first paragraph hereof.

        "Lender Loan" shall mean the $4,000,000 revolving credit loan made to the Borrower pursuant to the Lender Loan Agreement.

        "Lender Loan Agreement" shall have the meaning provided in the recitals hereto.

        "Lender Loan Documents" shall mean the Lender Loan Agreement, the Lender Security Agreement, and any other documents which create, evidence, secure or guarantee the Lender Loan.

        "Liquidation Costs" shall mean, with respect to the Lender Loan, all costs and expenses, including reasonable attorneys' fees, incurred by Lender in
(i) collection of any sums owing under the Lender Loan Documents, (ii) foreclosure against any collateral securing the Lender Loan or otherwise enforcing its rights or remedies under the Lender Loan Documents, (iii) any act to protect or sustain any lien created under any of the Lender Loan Documents (other than any such act that may be required by reason of the gross negligence of Lender with respect to the execution, delivery, filing or recording of any of the Lender Loan Documents), or (iv) any suit, litigation, arbitration, proceeding or controversy arising from or in connection with the enforcement of the Lender Loan Documents or the exercise of

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Lender's rights thereunder; provided, however, that, except as provided below,
Liquidation Costs for the Lender Loan shall not, without the prior written consent of the Authority (which consent will not be unreasonably withheld or delayed), exceed, in the aggregate, the lesser of (i) ten percent (10%) of the outstanding principal balance of the Lender Loan at the time of maturity or acceleration, as the case may be, and (ii) $50,000. In the event that Lender requests that the Authority consent to Lender's incurring Liquidation Costs in excess of such amount, such consent shall not be unreasonably withheld or delayed so long as the proposed expenditures are reasonable and consistent with the usual practices of Lender in similar circumstances.

        "Out-of-State Relocation" shall have the meaning provided in Section 18 hereof.

        "Recoveries" shall have the meaning provided in Section 11 hereof.

        "Scheduled Amortization Loan Balance" shall mean, for the Lender Loan, initially, the maximum authorized principal amount of the Lender Loan and thereafter to be reduced on each scheduled renewal date (if any) for the Lender Loan by an amount equal to the product of (i) such maximum authorized principal amount, multiplied by (ii) twenty percent (20%).

        "Security Filings" shall have the meaning provided in Section 3 hereof.

        "State" shall have the meaning provided in the recitals hereto.

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        "Total Indebtedness" shall have the meaning provided in Section 11 hereof.

        Section 2.      The Authority Guarantee.  Subject to the terms of this
                        -----------------------
Guarantee, the Authority hereby guarantees to Lender payment of a portion of the principal of, interest on, and Liquidation Costs with respect to the Lender Loan, which portion equals, at any given time, the Guarantee Amount at such time. In no event shall the Authority be liable hereunder in an amount greater than the Guarantee Amount as of the date Lender notifies the Authority of the Event of Default under Section 9 hereof.

        Notwithstanding any other provisions of this Guarantee, any payments made by the Authority pursuant to this Guarantee shall not be deemed to constitute payments made on the Lender Loan, but rather shall constitute a purchase by the Authority of a junior and subordinate participation in the Lender Loan equal to the amount of such payment, and the Borrower shall not be discharged or released from any of its obligations under the Lender Loan Documents by virtue of such payment by the Authority.

        Section 3.      Lender Loan Closing.  Prior to closing the Lender Loan,
                        -------------------
Lender shall provide a fully executed copy of the Lender Loan Documents to counsel for the Authority, in order for such counsel to confirm on behalf of the Authority that the Lender Loan Documents are consistent with the Guarantee Request and the Commitment and are adequate to fully protect and preserve

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the interests of the Authority with respect to the Lender Loan. Upon satisfactory review of such Lender Loan Documents by counsel to the Authority, the Lender Loan Documents shall be deemed to be in accordance with the terms and conditions set forth in the Guarantee Request and Commitment for the Lender Loan unless Lender (i) modifies any of the approved documents other than as permitted elsewhere in this Guarantee, (ii) is grossly negligent in (A) closing the Lender Loan in a manner inconsistent with the Guarantee Request and Commitment or (B) acting in a manner which jeopardizes the enforceability of the Lender Loan Documents, or (iii) fails to file or cause to be filed such financing statements, mortgages and other security documents (collectively the "Security Filings") as have been reviewed and approved by counsel to the Authority in the offices or with the authorities noted on the Security Filings, or file such continuation statements, mortgages and other security documents as are necessary to perfect and preserve, with the requisite degree of priority, the liens or security interests evidenced by the Security Filings. If (i), (ii) or (iii) shall occur, the Authority may exercise its rights under Section 15 hereof. Lender Loan Documents shall include an opinion of Borrower's counsel satisfactory to Authority counsel, which shall provide that it may be relied upon by any participant in or purchaser of the Lender Loan, including the Authority. Execution and delivery by the Authority of this Guarantee shall be deemed conclusive evidence of such satisfactory review by counsel to the Authority

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and of the approval of the closing activities to the time of the delivery of this Guarantee.

        Promptly after closing, Lender shall deliver a copy of the Lender Loan Documents to the Authority. The Authority shall be entitled at any time during regular business hours, upon reasonable advance written notice to the Lender, to inspect any of the Lender Loan Documents or other documents relating to the Lender Loan which are in the Lender's possession, including without limitation, repayment records.

        Section 4.      Lender Loan Servicing.  Lender shall have the sole right
                        ---------------------
to service the Lender Loan at all times except as provided in Section 12.
Lender shall exercise substantially the same care in administering, servicing and managing the Lender Loan as it exercises with respect to similar loans made or held by Lender, and will employ its customary practices to collect all payments from the Lender Loan and will perform all customary servicing responsibilities with respect to the Lender Loan. Lender's customary and usual servicing practices include, without limitation, (i) the receipt and review of financial statements; (ii) the receipt and review of insurance policies, reports and certificates; (iii) inspection of plant, property and equipment; and (iv) monitoring of assets taken as collateral.

        Section 5.      Reports to the Authority.  Within fifteen days from the
                        ------------------------
last day of each December, March, June and September,

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Lender shall provide the Authority with a quarterly report for the quarter ending on such day with respect to the Lender Loan, in the form attached hereto as Exhibit A.

        Lender shall deliver to the Authority, promptly after receipt of a written request by the Authority, copies of all financial statements, insurance policies and certificates, environmental reports, accounts receivable and inventory reports, and other material documentation as shall have been delivered by or on behalf of the Borrower, to the extent retained by the Lender. Lender shall also provide the Authority with a copy of each and every written notice of demand, acceleration or default, legal summons or process sent to or served upon the Borrower by the Lender and every other written communication to or from the Borrower which, in Lender's reasonable judgment, materially and adversely affects any interest of the Authority. Nothing in this Section shall be deemed to require Lender to disclose any information which it is prohibited by law from disclosing.

        Section 6.      No Warranty by Lender.  Lender shall not be deemed to
                        ---------------------
have made any covenant, warranty or representation with respect to the ability of the Borrower to repay the Lender Loan or the truth, accuracy or completeness of any report, statement or certificate now or hereafter given by the Borrower in connection with the Lender Loan. Lender will exercise substantially the same care in administering the Lender Loan as

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it exercises with respect to similar loans made or held by Lender.

        Section 7.      Changes to Lender Loan Documents.  Lender shall not,
                        --------------------------------
without the prior written consent of the Authority, which consent shall be given promptly, commensurate with the nature of the request, (i) enter into any amendment, modification, supplement or replacement of any Lender Loan Document which would materially and adversely affect the Authorities rights hereunder;
(ii) otherwise make or consent to any increase in the principal amount of the Lender Loan, any change in interest rate on the Lender Loan not contemplated by the Lender Loan Documents, any change in the maturity of the Lender Loan, or any change in the principal amortization schedule for the Lender Loan, except as set forth below; (iii) waive or release any claim against Borrower arising out of or under any Lender Loan Document; or (iv) make or consent to releases of any collateral securing the Lender Loan, unless (A) the sum of the fair market value of such collateral, as reasonably determined by Lender, and the fair market value, as reasonably determined by Lender, of all collateral previously released does not exceed one percent (1%) of the original principal amount of the Lender Loan, (B) the Borrower or any other entity pledges or grants to the Lender a security interest and lien on substitute collateral of equal or greater fair market value, as reasonably determined by Lender, than such released collateral, or (C) the Lender receives payment

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on the Lender Loan in connection with such release of an amount equal to or greater than the fair market value, as reasonably determined by Lender, of such released collateral.

        Notwithstanding the foregoing, Lender shall have the right, without the consent of the Authority, to extend the maturity of the Lender Loan or modify the principal amortization of the Lender Loan so that the outstanding principal balance of the Lender Loan is reduced more slowly than the Scheduled Amortization Loan Balance; provided, however, that in the event Lender so extends the maturity or modifies the principal amortization without the consent of the Authority, the Guarantee Amount shall continue to be reduced in proportion to the reduction in the Scheduled Amortization Loan Balance in accordance with the terms of Section 8 hereof as if no such modification shall have occurred.

        The Lender shall promptly furnish to the Authority copies of each and every written amendment, waiver or consent entered into or given with respect to any Lender Loan Document, whether or not the Authority's consent thereto is required hereunder.

        Section 8.      Guarantee Amount.  The Guarantee Amount at any given
                        ----------------
time shall be equal to (i) thirty percent (30%) of the lesser of (a) the then outstanding principal balance of the Lender Loan or (b) the Scheduled Amortization Loan Balance as of such date, minus (ii) the total of all payments theretofore made by the Authority under this Guarantee. Upon any payment by the

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Authority under its Guarantee (other than payments pursuant to the Authority's cure rights described in Section 9 which are not allocated to principal on the Lender Loan), the Guarantee Amount shall be immediately and automatically reduced by the amount of such payment, except that the Guarantee Amount may be reinstated as provided in Section 9 hereof. Notwithstanding the foregoing, the Guarantee Amount shall automatically reduce to zero and this Guarantee shall terminate on a date two years from the date hereof, unless a demand on this Guarantee is outstanding on such date; provided, however, that in the event that an Authority Cure Period is in effect on such date, the Guarantee Amount shall not reduce to zero and this Guarantee shall not terminate until forty-five (45) days after the end of such Authority Cure Period.

        Section 9.      Procedures upon Default.  In the event that there shall
                        -----------------------
occur and continue any event of default as defined in the Lender Loan Documents and such event of default shall have been declared by Lender (ar "Event of Default"), Lender shall give written notice to the Authority of such Event of Default prior to enforcing any of its rights or exercising any of its remedies under the Lender Loan Documents with respect to such Event of Default, including, without limitation, acceleration of the maturity of the indebtedness evidenced thereby, and in any event no later than forty-five (45) days after the Lender shall first have declared such Event of Default. After providing such notice to the Authority, Lender shall, except as provided in the

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next sentence below, further forbear from enforcing any of its rights or exercising any of its remedies under the Lender Loan Documents (other than the exercise of any right of set-off or garnishment), including, without limitation, acceleration of the maturity of the indebtedness evidenced thereby, for an additional period of thirty (30) days (the "Authority Cure Period"), commencing on the date the Authority receives such notice, unless the Authority, by written notice to Lender, elects to terminate the Authority Cure Period on an earlier date. Notwithstanding the foregoing, there shall be no Authority Cure Period and Lender shall be entitled to enforce its rights and exercise its remedies under the Lender Loan Documents at any time after notifying the Authority of an Event of Default if (i) Lender reasonably believes that there has been fraud, conversion or other irregularities committed by the Borrower with respect to the Lender Loan, (ii) Lender reasonably anticipates that its loss on the Lender Loan, after foreclosure of the collateral securing the Lender Loan and enforcement by Lender of its other rights and remedies under the Lender Loan Documents with respect thereto, but not taking into account any payment by the Authority on its Guarantee, will exceed ten percent (10%) of the outstanding principal balance of the Lender Loan at the time Lender provides notice to the Authority of such Event of Default or (iii) any insolvency or bankruptcy relating to the Borrower or all or substantially all of its assets shall have been commenced (each of (i), (ii) and (iii) above a "Cure Termination Event");

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provided, however, that in any such event Lender shall give written notice
--------  -------
thereof to the Authority at the time it notifies the Authority of such Event of Default.

        During the Authority Cure Period, the Authority shall have the right, but not the obligation, to cure any Event of Default which results from the Borrower's failure to pay principal of or interest on the Lender Loan or any other amount due under the Lender Loan Documents by making payment of such amount. The portion of any such payment by the Authority applicable to principal of the Lender Loan shall be deemed made under this Guarantee, and shall reduce the Guarantee Amount by the amount of such principal payment. If the Authority elects to make a payment or payments curing an Event of Default during the Authority Cure Period, the Authority may, but shall be under no obligation to, continue such payments for a period of up to six (6) consecutive months from the date the Authority first received notice of such Event of Default, and the Authority Cure Period shall, for all purposes hereunder, continue while such payments are being made; provided, however, that if at any time during such six month period a Cure Termination Event occurs or is discovered by Lender, Lender may provide written notice thereof to the Authority and the Authority's Cure Period shall terminate upon receipt of such notice.
The Authority shall be entitled to recover from the Borrower all sums paid with respect to the Lender Loan by the Authority pursuant to its right to cure, so long as no other Event of Default has occurred and so long as a

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recovery would not result in another Event of Default, and further that such right of recovery is subordinate to Lender's rights to payment in full of the Lender Loan. In the event that the Authority recovers all such sums, plus interest at the rate on the Lender Loan and all costs and expenses incurred in connection therewith, then the Authority shall reinstate its Guarantee of the Lender Loan to the amount that would otherwise have been in effect on the date of such reinstatement if the Event of Default had not occurred.

        In addition to the foregoing, the Authority shall have the right, but not the obligation, at any time during the Authority Cure Period, to make payment to Lender of all amounts outstanding under the Lender Loan Documents, and thereupon the Authority shall be deemed to have purchased and shall succeed to the rights and interests of Lender under the Lender Loan Documents. In the event that the Authority so purchases the rights and interests of Lender under the Lender Loan Documents, Lender shall execute and deliver such assignments and other documents as the Authority shall reasonably request to reflect such purchase by the Authority, such assignments to be without recourse, representation or warranty to or by the Lender.

        In the event that an Event of Default under such Lender Loan Documents has occurred and the Authority Cure Period for such Event of Default is not applicable, or has expired without such Event of Default being cured, then Lender shall thereafter be free to enforce its rights and exercise its remedies under the

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Lender Loan Documents without the consent of the Authority and shall be free to make demand upon the Authority under its Guarantee, on the terms and subject to the conditions set forth in Section 10 hereof.

        Section 10.     Payment of Estimated Loss.  In the event that (i) an
                        -------------------------
Event of Default has occurred, (ii) the Authority Cure Period for such Event of Default has expired without cure of such Event of Default (or the Authority Cure Period is not applicable) and (iii) either (A) Lender has accelerated the maturity of the Lender Loan or (B) Lender cannot accelerate the maturity of the Lender Loan because a proceeding under the Federal Bankruptcy laws is pending with respect to the Borrower, then Lender shall be entitled to demand, and the Authority shall be obligated to make, payment under the Guarantee, which payment shall equal that portion of the Guarantee Amount or Estimated Loss as is described below. Lender shall make such demand on the Authority by delivering to the Authority a statement, which shall indicate Lender's estimated loss on the Lender Loan based on a liquidation of the collateral securing the Lender Loan and enforcement by Lender of its other rights and remedies under the Lender Loan Documents (the "Estimated Loss"), shall contain such qualifications, limitations, and assumptions as Lender shall reasonably deem necessary, and shall include (i) the most recent appraisal in the Lender's possession of all fixed asset collateral for the Lender Loan and (ii) a statement of the

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methodology used by Lender in determining the value of all other collateral.
Upon delivery of such a statement, Lender shall be entitled to receive under this Guarantee eighty percent (80%) of the lesser of (i) the Estimated Loss and
(ii) the Guarantee Amount as of the date that Lender notified the Authority of the Event of Default, less any unreimbursed payments on this Guarantee since such date. The Authority will make payment to Lender of such amount within thirty (30) days of delivery of such statement. Any payment by the Authority of all or any portion of the Guarantee Amount shall permanently and irrevocably reduce the Guarantee Amount by the amount of such payment in accordance with the provisions of Section 8, but subject to reinstatement pursuant to Section 9.

        Section 11.     Lender Recovery and Payment of Final Loss.  In the event
                        -----------------------------------------
that the Authority has made a payment to Lender pursuant to this Guarantee, Lender shall pursue enforcement of such rights and remedies of Lender under the Lender Loan Documents in accordance with prudent and customary bank practices, including, without limitation, foreclosure against collateral securing the Lender Loan, as and to the extent that the enforcement of such rights and remedies would be prudent and commercially reasonable for Lender to pursue if it were acting solely for its own account in order to realize the maximum recovery on the Lender Loan. After Lender reasonably believes there is no reasonable prospect for any further material

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recovery, Lender shall provide a written certification to the Authority stating that there is no reasonable prospect for any further material recovery and setting forth (i) the total principal, interest and Liquidation Costs then due and owing under the Lender Loan Documents with respect to the Lender Loan (the "Total Indebtedness"), and (ii) the aggregate amount recovered by the Lender under the Lender Loan Documents which the Lender is entitled to retain (the "Recoveries"). In the event that the sum of (i) the Recoveries and (ii) all amounts previously paid by the Authority under this Guarantee exceed the Total Indebtedness, then Lender shall promptly remit to the Authority the amount of such excess, provided that the Authority shall not be entitled to receive from Recoveries amounts in excess of all amounts paid by the Authority under this Guarantee. In the event that the sum of (i) the Recoveries and (ii) all amounts previously paid by the Authority under this Guarantee is less than the Total Indebtedness, then the Authority shall promptly remit to Lender the lesser of
(x) such difference and (y) the Guarantee Amount as of the date Lender notified the Authority of the Event of Default pursuant to Section 9 hereof, less all unrecovered payments made by the Authority on this Guarantee since such date. If at any time after such settlement, Lender realizes additional Recoveries such that the sum of (i) all Recoveries realized by the Lender and (ii) all amounts paid by the Authority under this Guarantee exceeds the Total Indebtedness, Lender shall notify the Authority of such excess

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and shall promptly remit to the Authority the same, provided that the Authority shall not be entitled to receive from Recoveries amounts in excess of all amounts paid by the Authority under this Guarantee. Similarly, if at any time Lender receives any Recoveries which Recoveries or any part thereof are subsequently invalidated, declared to be fraudulent or preferentially set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy laws, state or federal law, common law or equitable doctrine, to the extent that the sum of (i) all Recoveries actually retained by the Lender and
(ii) all amounts paid by the Authority under this Guarantee is less than the Total Indebtedness, Lender shall so notify the Authority and the Authority shall promptly remit to Lender the lesser of (x) such difference and (y) the Guarantee Amount as of the date Lender notified the Authority of the Event of Default pursuant to Section 9 hereof, less all unreimbursed payments made by the Authority on this Guarantee since such date.

        Section 12.     Sale of Lender Loan; Assignment of Rights.  Lender shall
                        -----------------------------------------
be permitted at any time to sell participations or other interests in the Lender Loan without cancelling, modifying or affecting in any way this Guarantee, so long as Lender continues to service the Lender Loan and otherwise performs all of its obligations to the Authority hereunder. In the event that Lender transfers all or part of the Lender Loan and does not continue to service the Lender Loan, then this Guarantee of such

Lender Loan shall automatically terminate and be of no force and effect, unless the Authority has otherwise consented in writing, which consent shall not be unreasonably withheld. For purposes of this Section, the term "transfer" shall include, without limitation, any assignment, assumption, sale, participation or other conveyance of the Lender Loan, including as part of a transfer of Lender's loan portfolio; any merger or consolidation of Lender with another entity that is not currently an affiliate of the Lender, unless Lender is the surviving entity; and the administration of Lender by the Federal Deposit Insurance Corporation or the Resolution Trust Corporation or any equivalent agency, department or successor thereto, as receiver or otherwise.

        Section 13.     No Benefit to Borrower.  In no event shall any provision
                        -----------------------
of this Guarantee be deemed to give any rights to the Borrower, this Guarantee being solely for the purpose of defining the respective rights of Lender and the Authority. No payment by the Authority on this Guarantee shall be deemed to discharge or release the Borrower from any of its obligations under the Lender Loan Documents.

        Section 14.     Fees and Expenses of Authority.  Lender shall pay or
                        ------------------------------
cause the Borrower to pay an annual guarantee fee to the Authority on the date of closing of the Lender Loan and on each anniversary of such date, which guarantee fee shall be equal to the product of (i) the Scheduled Amortization Loan Balance on such date multiplied by (ii) the applicable percentage for such date determined as hereafter set forth (the "Fee Percentage"). The Fee Percentage on the closing date shall be one-half of one percent (.5%). The Fee Percentage shall increase each year by 37.5 basis points, up to a maximum of one and one-quarter percent (1.25%). Such fees shall be in addition to any application or commitment fees.

        If such annual guarantee fee is not paid within fifteen (15) days of the date due, then the Authority shall be entitled to deliver to Tender a notice providing that this Guarantee may be terminated if such annual guarantee fee is not paid according to the provisions hereunder. Upon receipt of such notice, Lender will have a period of thirty (30) days either to cause payment of the guarantee fee by the Borrower or make such payment to the Authority itself.
Such payment by Lender will be deemed an event of default under the Lender Loan Documents. In the event that such fee is not paid within such thirty (30) day period, the Authority may terminate this Guarantee by providing written notice of such termination to Lender, whereupon the Authority's obligations under this Guarantee shall immediately be deemed terminated and of no further force or effect. The Authority may not terminate this Guarantee for nonpayment of the guarantee fee after demand has been made on this Guarantee.

        The Borrower shall be liable to the Authority for all of the Authority's costs and expenses relating to the Lender Loan, including, without limitation, reasonable attorneys' fees and expenses. It shall be a condition to issuance of this Guarantee that all such costs and expenses of the Authority incurred prior thereto shall have been paid in full by the Borrower.

        Section 15.     Termination of Guarantee.  If Lender shall be in default
                        ------------------------
under the terms of this Guarantee with respect to the Lender Loan, the Authority may notify Lender of such default in writing and Lender shall have sixty (60) days from the date of receipt of such written notice to cure such default; provided, however, that if such default cannot be reasonably cured in such sixty
(60) day period, Lender shall have an additional period of sixty (60) days to cure such default so long as Lender is making a diligent attempt to cure during the initial sixty (60) day period. The Authority shall not be required to make any payments on this Guarantee during such 60 day periods if a default by Lender hereunder has occurred and is continuing. If Lender does not cure such default within the cure period set forth above, the Authority may terminate this Guarantee by providing written notice to Lender to such effect. Notwithstanding the foregoing, the Authority shall not be entitled to terminate this Guarantee after the issuance thereof for any default of Lender which occurs prior to the issuance of the Guarantee, except in the event of fraud by Lender, or as provided in Section 3 hereof.

        The rights of the Authority under this Section shall be in addition to and not in lieu of any other rights or remedies the Authority may have upon breach of this Agreement by Lender.

        Section 16.     Adequacy of Bank Capitalization.  In the event that
                        -------------------------------
Lender's tier 1 capital to assets ratio shall at any time fall below three percent (3%) Lender shall promptly notify the Authority. In such event, the Authority may direct Lender to use its best efforts to transfer the Lender Loan to another lender who is participating in the Guarantee program or is otherwise acceptable to the Authority. The Authority may terminate this Guarantee if it has not been so transferred within ninety (90) days of such direction by providing written notice thereof to Lender; provided, however that if, prior to the termination of this Guarantee, Lender's tier 1 capital to assets ratio is once again above three percent (3%), then the Authority shall no longer be entitled to direct Lender to transfer the Lender Loan or to terminate this Guarantee. Lender and the Authority acknowledge that federal bank regulatory agencies may formulate a new classification system for the capitalization of banks which are subject to the authority of such agencIes. Upon implementation of such classification system, Lender and the Authority will revise this Section to employ such classification system in evaluating the adequacy of Lender's capitalization.

        Section 17.     Miscellaneous.
                        --------------

                17.1 This Guarantee may only be amended by an instrument in writing executed by Lender and the Authority.

                17.2 All of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that any assignment by(Lender of its rights, duties or obligations hereunder shall be subject to terms of Section 12 hereof.

                17.3 All notices and other communications provided hereunder shall be in writing and mailed by registered or certified mail (return receipt requested), postage paid, or delivered by hand or by overnight courier or by telecopier or telex (with prompt confirmation by telephone), addressed to the respective parties hereto at their respective addresses set forth in the first paragraph hereof, or to such other address as shall have been furnished in writing to the party initiating the notice or communication. Any notice or communication so addressed and mailed or delivered shall be deemed given when actually received by addressee.

                17.4 This Guarantee shall be governed by and construed in accordance with the laws of the State.

                17.5 The section headings hereof appear only as a matter of convenience and shall not affect the construction of this Guarantee.

        Section 18.     Requirements of the Act.  Pursuant to the terms of the
                        -----------------------
Act, the obligations of the Authority under this Guarantee shall first be paid from any amounts readily available in the Connecticut Works Guarantee Fund (as defined in the Act) before any amounts available from the bond authorization contained in Section 32-262 of the Connecticut General Statutes are utilized. In accordance with and subject to the Act, the faith and credit of the State of Connecticut is pledged, pursuant to such bond authorization and in accordance with Section 3-20 of the Connecticut General Statutes, to provide to the Connecticut Works Guarantee Fund moneys as and when necessary to make timely payments of all amounts required to be paid under the terms of this Guarantee, but not in excess of the amount of bonds so authorized by the State of Connecticut Bond Commission for such purpose less the amounts paid by the State of Connecticut for deposit to the Connecticut Works Guarantee Fund. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE OBLIGATION OF THE AUTHORITY TO MANE PAYMENTS UNDER THIS GUARANTEE SHALL BE LIMITED SOLELY TO SUCH SOURCES AND SHALL NOT CONSTITUTE A DEBT OR LIABILITY OF THE AUTHORITY OR THE STATE OF CONNECTICUT.

        The Lender and the Borrower each acknowledges that this Guarantee Certificate has been issued subject to the terms of Section 32-5a of the Connecticut General Statutes, as amended by Public Act 93-218 and Public Act 93-360. Section 32-5a:

                (i) provides that a business organization receiving financial assistance from the Authority shall not relocate outside of the State of Connecticut for (A) ten (10) years after receiving such assistance from the Authority or (B) during the term that any loan or loan guarantee constituting such financial assistance is outstanding, whichever is longer (such period being hereafter referred to as the "Benefit Period"), unless the full amount of the assistance is repaid to the Authority and a penalty equal to five percent (5%) of the total assistance received is paid to the Authority; and

                (ii) provides that if such business organization relocates within the State of Connecticut during the Benefit Period, such business organization shall offer employment at the new location to its employees from the original location if such employment is available.

        Notwithstanding anything herein to the contrary, if at any time within the Benefit Period the Borrower relocates (as such term is defined in Section 32-5a of the Connecticut General Statutes, and regulations related thereto, as the same may be amended from time to time) outside of the State of Connecticut (an "Out-of-State Relocation") or relocates within the State of Connecticut and does not offer employment as provided above, then:

                (1) such action shall constitute an immediate event of default under the Lender Loan Documents and the Authority, at its option, may terminate this Guarantee (if the same is still in effect) by giving written notice thereof to the Lender following such Out-of-State Relocation or failure to provide employment, which termination shall be effective ninety (90) days after the date of such notice unless the Lender makes demand under this Guarantee prior to such date. In the event that the Lender makes demand under this Guarantee as a result of such notice and prior to the effective date of such termination, this Guarantee shall remain in effect with respect to the Authority's and the Lender's rights and obligations following a demand hereon as provided in this Guarantee, except that the Authority shall be deemed to have waived the Authority Cure Period; and

                (2) with respect to an Out-of-State Relocation, the Borrower shall immediately upon demand pay to the Authority an amount equal to the full amount paid by the Authority at any time on account of this Guarantee, if any, and a penalty equal to five percent (5%) of the Guarantee Amount at the time this Guarantee was initially issued, such penalty to be due and payable whether or not the Authority has made any payment on account of this Guarantee; provided that the Authority's right to receive payment of the full amount paid on account of this Guarantee (but not its right to receive payment of such penalty) shall be subordinate in right of payment to repayment of the Lender Loan in accordance with the terms of this Guarantee.

        If the Borrower decides to relocate within or outside of the State of Connecticut at any time within the Benefit Period, the Borrower agrees to provide the Authority and the Lender with immediate written notice when such decision is made, together with such other information concerning such relocation as the Authority or the Lender may request.

        The Borrower's obligations pursuant to this Section 18 shall survive the repayment of the Lender Loan and the termination of this Guarantee.

        IN WITNESS WHEREOF, the parties, by their duly authorized officers, have executed this Guarantee as of the date first above written.

                                        CONNECTICUT DEVELOPMENT AUTHORITY

                                        By /s/ M. Bruand
                                          ------------------------------------

                                        THE BANK OF NEW YORK

                                        By /s/ David Duffy, VP
                                          ------------------------------------

        The undersigned acknowledges and agrees to the terms of this Guarantee Agreement, including without limitation those provisions specifically binding upon the undersigned. The undersigned acknowledges and agrees that any payment by the Authority hereunder shall not be deemed to be a payment on the Lender Loan, but rather shall constitute a purchase by the Authority of an interest in the Lender Loan, and such payment shall not in any way discharge or release the undersigned from any of its obligations on the Lender Loan. The undersigned acknowledges and agrees that the Authority shall be entitled to receive and review any and all financial information and other documentation relating to the undersigned in possession of the Lender. The undersigned authorizes Lender to make all such information available to the Authority, and waives any right it may have to restrict or prohibit such disclosure.

TSI INTERNATIONAL SOFTWARE, LTD.

By  /s/ Richard Bankosky
   -----------------------------

                              AMENDMENT NO. 1 TO
                              GUARANTEE AGREEMENT
                              -------------------

        This AMENDMENT NO. 1 (this "Amendment") to the Guarantee Agreement (the "Guarantee Agreement") dated as of August 22, 1994 between the CONNECTICUT DEVELOPMENT AUTHORITY (the "Authority") and THE BANK OF NEW YORK (the "Bank"), is made and entered into as of the 21st day of August, 1996.

                             W I T N E S S E T H :
                             - - - - - - - - - -

        WHEREAS, the Authority and the Bank wish to amend certain provisions of the Credit Agreement.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Authority and the Bank agree as follows:

        1. The last sentence in Section 8 of the Guarantee Agreement is hereby deleted in its entirety and replaced with the following:

                Notwithstanding the foregoing, the Guarantee Amount shall automatically reduce to zero and this Guarantee shall terminate on the date two years and ninety days from the date hereof, unless a demand on this Guarantee is outstanding on such date; provided, however, that in the event that an Authority Cure Period is in effect on such date, the Guarantee Amount shall not reduce to zero and this Guarantee shall not terminate until forty-five (45) days after the end of such Authority Cure Period.

        2. All references in the Guarantee Agreement to "this Agreement," "herein," "hereof" and "hereunder" shall mean the Guarantee Agreement as amended by this Amendment.

        3. This Amendment shall be construed in accordance with and governed by the laws of the State of Connecticut (without giving effect to its choice of law principles).

        4. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original instrument, and all such counterparts together shall constitute but one agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

                                               CONNECTICUT DEVELOPMENT AUTHORITY


                                               By: /s/Richard Graff
                                                   ---------------------------
                                                   Name:
                                                   Title:


                                               THE BANK OF NEW YORK


                                               By: /s/David Duffy
                                                   ---------------------------
                                                   Name:
                                                   Title:



Acknowledged and consented to as
of the 21st day of August, 1996:

TSI INTERNATIONAL SOFTWARE, LTD.


By: /s/Ira Gerard
    --------------------------
    Name:
    Title:

                              AMENDMENT NO. 2 TO
                              GUARANTEE AGREEMENT
                              -------------------

        This AMENDMENT NO. 2 (this "Amendment") to the Guarantee Agreement (the "Guarantee Agreement") dated as of August 22, 1994 between the CONNECTICUT DEVELOPMENT AUTHORITY (the "Authority") and THE BANK OF NEW YORK (the "Bank"), as amended by Amendment No. 1 thereto dated as of August 21, 1996 (as so amended, the "Guarantee Agreement"), is made and entered into as of the 18th day of November, 1996.

                             W I T N E S S E T H :
                             - - - - - - - - - -

        WHEREAS, the Authority and the Bank wish to amend certain provisions of the Guarantee Agreement.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Authority and the Bank agree as follows:

        1. The following definitions in Section 1 of the Guarantee Agreement are hereby deleted in their entirety and replaced with the following:

                "Guarantee" shall mean this agreement of the Authority to guarantee a portion of the Lender Loan under the Guarantee Program, as amended, supplemented or modified from time to time.

                "Fee Percentage" shall mean one and one-quarter percent (1.25%) per annum.

        2. The second paragraph of Section 7 of the Guarantee is hereby amended by deleting the words "reduced in proportion to the reduction in" and inserting in lieu thereof "determined in part based on".

        3. Section 8 of the Guarantee is hereby deleted in its entirety and replaced with the following:

                Section 8.  Guarantee Amount.  The Guarantee Amount at any given
                            ----------------
        time shall be equal to (i) the lesser of (a) thirty percent (30%) of the then outstanding principal balance of the Lender Loan, (b) thirty percent (30%) of the Scheduled Amortization Loan Balance as of such date and (c) $600,000, minus (ii) the total of all payments theretofore made by the Authority under this Guarantee. Upon any payment by the

        Authority under this Guarantee (other than payments pursuant to the Authority's cure rights described in Section 9 which are not allocated to principal on the Lender Loan), the Guarantee Amount shall be immediately and automatically reduced by the amount of such payment, except that the Guarantee Amount may be reinstated as provided in
        Section 9 hereof. Notwithstanding the foregoing, the Guarantee Amount shall automatically reduce to zero and this Guarantee shall terminate on November 18, 1998, unless a demand on this Guarantee is outstanding on such date; provided, however, that in the event that an Authority Cure Period is in effect on such date, the Guarantee Amount shall not reduce to zero and this Guarantee shall not terminate until forty-five (45) days after the end of such Authority Cure Period.

        4. The first paragraph of Section 14 of the Guarantee is hereby deleted in its entirety and replaced with the following:

                Lender shall pay or cause the Borrower to pay an annual guarantee fee to the Authority on the date of closing of the Lender Loan and on each anniversary of such date, which guarantee fee shall be equal to the product of (i) the lesser of (a) the Scheduled Amortization Loan Balance on such date and (b) Two Million Dollars ($2,000,000), and (ii) the Fee Percentage.

        5. All references in the Guarantee Agreement to "this Agreement," "herein," "hereof" and "hereunder" shall mean the Guarantee Agreement as amended by this Amendment.

        6. This Amendment shall be construed in accordance with and governed by the laws of the State of Connecticut (without giving effect to its choice of law principles).

        7. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original instrument, and all such counterparts together shall constitute but one agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

                                               CONNECTICUT DEVELOPMENT AUTHORITY


                                               By: /s/ Nancy A. Watt
                                                   ----------------------------
                                                  Nancy A. Watt
                                                  Its Loan Closing Administrator


                                               THE BANK OF NEW YORK


                                               By: /s/ David Duffy
                                                   ---------------------------
                                                   Name:
                                                   Title:

Acknowledged and consented to as
of the 18th day of November, 1996:
       ----
TSI INTERNATIONAL SOFTWARE, LTD.


By: /s/ Ira Gerard
    ----------------------------
    Name:
    Title: